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                                                                   EXHIBIT 10(d)

                       HOUSTON INDUSTRIES INCORPORATED
                         DEFERRED COMPENSATION PLAN

             (As Amended and Restated Effective January 1, 1991)


                              Seventh Amendment


                 Houston Industries Incorporated, a Texas corporation (the "Company"), having established the Houston Industries Incorporated Deferred Compensation Plan, as amended and restated effective January 1, 1991 and as amended (the "Plan"), and having reserved the right under Section 7.1 thereof to amend the Plan, does hereby amend the last sentence of Section 7.1 of the Plan, effective as of December 1, 1995, to read as follows:

         "Any such amendment or termination shall not, however, without the written consent of the affected Participant, reduce the interest rate applicable to, or otherwise adversely affect the rights of a Participant with respect to, Compensation with respect to which a Participant made an irrevocable deferral election before the later of the date that such amendment is executed or effective."

                 IN WITNESS WHEREOF, Houston Industries Incorporated has caused these presents to be executed by the duly authorized Chairman of the Benefits Committee in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 18th day of June, 1996, but effective as of the date stated herein.

                                        HOUSTON INDUSTRIES INCORPORATED


                                        By:  /s/ D. D. Sykora
                                            -----------------------------------
                                             D. D. Sykora
                                             Chairman of the Benefits Committee
ATTEST:

       /s/ Rufus S. Scott
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Assistant Corporate Secretary